AllDigital Announces Hiring of Chief Operating Officer and Ultra Low Latency (“ULL”) Strategic Initiative

January 8th, 2014

Irvine, CA

AllDigital (OTCBB: ADGL), recently recognized as one of Streaming Media Magazine’s “Streaming Media 100,” which honors the most innovative and influential companies in the online video industry, has announced the addition of a new member to its executive team – Brad Eisenstein, Chief Operating Officer (COO). Brad will oversee all aspects of AllDigital’s operations and administrative functions.

“Brad brings deep sales, operations, and finance experience to AllDigital, and he has a successful track record of helping companies like ours execute against high growth initiatives,” said Paul Summers, Chairman and CEO of AllDigital. “By splitting the roles of CFO and COO, we are well positioned to scale and execute against our strategic initiatives. As a consultant, Brad recently negotiated and closed the largest sales contract in AllDigital’s history. I’m excited to work again with Brad, who has a proven track record of success, vision, and a contagious amount of positive energy.”

“I’m honored to partner again with Paul Summers and the AllDigital team on another venture at a time when the Company is taking a strong leadership position in the rapidly evolving space of digital broadcasting,” said Brad Eisenstein.

Earlier, Brad served as Director of Sales Operations - Enterprise Hosting for XO Communications, and he has served multiple high growth, private equity backed companies as CFO. He started his career as an auditor with Arthur Andersen LLP. Brad earned his B.S. degree in Accounting from University of Southern California, and his M.B.A. degree from the Paul Merage School of Business at University of California, Irvine.

From a strategic perspective, AllDigital is currently focused on developing a breakthrough content delivery platform that will dramatically decrease latency for data delivery of multiple forms including video, audio, and other forms of “twitch” sensitive media such as push notifications, beacons, and synchronized events among connected devices. If latency is reduced to levels that are faster than cached data transport models, AllDigital anticipates new addressable markets for IP digital media delivery including advertising, interactive television, financial events, medical, government, robotics, and other time critical applications.

“Based on customer requirements for ultra low latency (“AllDigital ULL”)™ digital broadcasting solutions, we have put together a team of content delivery experts to solve this exciting technical challenge” said Paul Summers. “We expect that AllDigital ULL will provide our customers with a better than broadcast experience.”

AllDigital will be at the Consumer Electronics Show in Las Vegas from January 7th – 9th. For more information, please visit www.alldigital.com.

Copyright ©2014, AllDigital, Inc. All rights reserved. All marks are the property of their respective holders.

About AllDigital Inc.

AllDigital Inc. offers secure digital broadcasting solutions across multiple devices including mobile, desktop and digital television. The Company’s proprietary AllDigital Cloud platform provides high-speed data transfer, scalable storage, encoding / transcoding, VoD, linear programming, and real time reporting.

Forward-Looking Statements

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause AllDigital’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that AllDigital may be unable to complete development of a lower-latency delivery system and, even if such system is developed, it may not perform as expected when deployed and/or AllDigital marketing efforts may not benefit from the development of implementation of the lower-latency system. In addition, other risks are identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For more information on AllDigital, please visit http://www.alldigital.com/.

Contact Information:

Email: pr@alldigital.com

Phone: 949.250.0701